EXHIBIT 5.1
                                                                -----------

______________, 1999

The Union Bank
20 Main St., P.O. Box 667
Morrisville, VT  05661-0667

Re:   Registration Statement on Form S-4
      (SEC File No. 333-___________)

Ladies and Gentlemen:

Reference is made to the Registration Statement of Union Bankshares, Inc. (the "Company") on Form S-4 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission on or about _______________, 1999, with respect to the proposed affiliation of the Company with Citizens Savings Bank and Trust Company ("Citizens") and the related issuance pursuant to a proposed merger between Citizens and an interim bank subsidiary of the Company (the "Merger") of up to 991,298 shares of the Company's common stock.

In connection with this opinion, we have reviewed the Registration Statement and its exhibits, and we have examined originals or copies, certified or otherwise identified to our satisfaction, or such corporate records, agreements, certificates of public officials and of officers of the Company, and such other documents, instruments and matters of law and fact as we have deemed necessary to render the opinion contained herein.

Based on the foregoing, it is our opinion that, upon satisfaction of all conditions precedent to consummation of the Merger, or waiver of conditions capable of being waived, and completion of the Merger in accordance with Vermont banking laws, the Common Stock issued by Union in the Merger will be duly authorized, validly issued, fully paid and non-assessable.

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We hereby consent to the filing of this opinion as an exhibit to the
Company's Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinion" in the Joint Proxy Statement/Prospectus included in the Registration Statement, with respect to the limited matters addressed in this opinion. In rendering this opinion and in giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Primmer & Piper, P.C.
PRIMMER & PIPER, P.C.

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